UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2017 (December 4, 2017)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Amended and Restated 2012 Equity Incentive Plan

On December 4, 2017, DarioHealth Corp. (the “Company”)  held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). At the 2017 Annual Meeting, the Company’s stockholders approved an amendment to the Company's Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan Amendment”). The 2012 Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on October 9, 2017.

The Company’s officers and directors are among the persons eligible to receive awards under the 2012 Plan Amendment in accordance with the terms and conditions thereunder. Pursuant to the 2012 Plan Amendment, the number of shares authorized for issuance under the Company's Amended and Restated 2012 Equity Incentive Plan was increased by 1,500,000 shares from 2,373,000 to 3,873,000.

The description of the 2012 Plan Amendment is qualified in its entirety by reference to the full text of the 2012 Plan Amendment a copy of which is attached as Exhibit 10.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its 2017 Annual Meeting on December 4, 2017. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Withheld
Erez Raphael	5,293,406	-	1,412

Yossi Bahagon	5,155,399	-	139,419

Yalon Farhi	5,292,376	-	2,442

Malcolm Hoenlein	5,291,576	-	3,242

Allen Kamer	5,292,901	-	1,917

Hila Karah	5,292,876	-	1,942

Dennis M. McGrath	5,292,901	-	1,917

Richard B. Stone	5,292,101	-	2,717

Rami Yehudiha	5,292,901	-	1,805

Proposal No. 2 — Private Placement Proposal.

The stockholders approved, for purposes of NASDAQ Listing Rule 5635(d), the conversion of 2,307,654 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which was issued pursuant to a private placement transaction that closed on August 22, 2017, into an aggregate of 2,307,654 shares of common stock based on a conversion price of $1.80 per share, and the issuance of 138,459 shares of common stock, representing a 6% fixed dividend for the holders of the Series B Preferred Stock, payable in shares of common stock upon the automatic conversion of the Series B Preferred Stock. The votes were as follows:

For(1)	Against	Abstain
5,231,803	54,427	8,588

(1) Holders of 483,333 shares of common stock indicated that they purchased such shares of common stock in the private placement offering that closed on August 22, 2017, and therefore were not counted in determining whether or not the Private Placement Proposal was approved.

Proposal No. 3 — Incentive Plan Proposal.

The stockholders approved the 2012 Plan Amendment. The votes were as follows:

For	Against	Abstain
5,212,301	74,796	7,721

Proposal No. 4 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The stockholders approved the compensation of the Company’s named executive officers. The votes were as follows:

For	Against	Abstain
5,222,831	64,803	7,184

Proposal No. 5 — Frequency of Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The stockholders approved 3 years as the frequency to hold a non-binding, advisory vote relating to the compensation of the Company’s named executive officers. The votes were as follows:

1 year	2 years	3 years	Abstain
444,977	382,363	4,457,529	9,949

Proposal No. 6 — Ratification of Auditors.

The stockholders ratified the appointment of Kost Forer Gabbay& Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. The votes were as follows:

For	Against	Abstain
5,346,893	24,855	523

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

10.1	Amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary